Vanguard Specialized Funds Proxy Voting Results

At a special meeting of shareholders on July 2, 2009, fund shareholders approved the following two proposals:

Proposal 1- Elect trustees for the fund.*

ELECT TRUSTEES FOR EACH FUND* The individuals listed in the table below were elected as trustees for the fund. All trustees with the exception of Messrs. McNabb and Volanakis (both of whom already served as directors of The Vanguard Group, Inc.) served as trustees to the fund prior to the shareholder meeting.

Trustee                                 For       Withheld     Percentage For
John J. Brennan                 831,083,148     23,429,009              97.3%
Charles D. Ellis                815,919,984     38,592,173              95.5%
Emerson U. Fullwood             818,220,903     36,291,254              95.8%
Rajiv L. Gupta                  827,792,136     26,720,020              96.9%
Amy Gutmann                     828,576,544     25,935,613              97.0%
JoAnn Heffernan Heisen          827,968,189     26,543,968              96.9%
F. William McNabb III           830,218,855     24,293,302              97.2%
Andre F. Perold                 817,862,692     36,649,465              95.7%
Alfred M. Rankin, Jr.           827,956,891     26,555,266              96.9%
Peter F. Volanakis              829,990,273     24,521,884              97.1%

*  Results are for all funds within the same trust.

Proposal 2: - Update and standardize the funds' fundamental policies regarding:

(a) Purchasing and selling real estate.
(b) Issuing senior securities.
(c) Borrowing money.
(d) Making loans.
(e) Purchasing and selling commodities.
(f) Concentrating investments in a particular industry or group of industries.
(g) Eliminating outdated fundamental investment policies not required by law.

The revised fundamental policies are clearly stated and simple, yet comprehensive, making oversight and compliance more efficient than under the former policies. The revised fundamental policies will allow the funds to respond more quickly to regulatory and market changes, while avoiding the costs and delays associated with successive shareholder meetings.

                              For     Abstain     Against      Broker Percentage
                                                             Non-Votes       For
Dividend Growth Fund
2a                    108,237,371   2,293,481   3,430,388   12,519,439     85.6%
2b                    107,882,672   2,618,607   3,459,961   12,519,438     85.3%
2c                    106,550,582   2,523,259   4,887,397   12,519,440     84.2%
2d                    106,702,953   2,508,079   4,750,206   12,519,441     84.4%
2e                    107,041,444   2,450,215   4,469,581   12,519,439     84.6%
2f                    107,620,477   2,552,209   3,788,557   12,519,435     85.1%
2g                    108,820,239   2,425,022   2,715,978   12,519,439     86.0%

Dividend Appreciation Index Fund
2a                     22,169,112     230,160     196,697    6,803,503     75.4%
2b                     21,047,987     235,170   1,312,811    6,803,504     71.6%
2c                     20,847,897     232,925   1,515,148    6,803,502     70.9%
2d                     20,849,737     234,440   1,511,793    6,803,502     70.9%
2e                     21,040,557     229,007   1,326,404    6,803,503     71.6%
2f                     22,115,379     225,464     255,126    6,803,502     75.2%
2g                     21,044,892     264,523   1,286,553    6,803,503     71.6%

Energy Fund
2a                     87,452,195   1,752,459   4,167,390    7,129,359     87.0%
2b                     86,954,067   2,133,370   4,284,026    7,129,939     86.5%
2c                     85,576,893   1,966,328   5,828,820    7,129,361     85.1%
2d                     85,805,313   1,993,351   5,573,377    7,129,361     85.4%
2e                     86,900,004   1,861,880   4,610,157    7,129,361     86.5%
2f                     88,148,381   1,878,298   3,345,364    7,129,359     87.7%
2g                     88,023,467   1,944,976   3,403,601    7,129,359     87.6%

Health Care Fund

2a                    170,766,604   3,507,534  10,319,558   16,898,995     84.8%
2b                    170,338,340   4,557,458   9,697,893   16,898,999     84.5%
2c                    167,481,321   4,153,181  12,959,190   16,898,998     83.1%
2d                    167,879,486   4,210,105  12,504,100   16,898,999     83.3%
2e                    167,828,948   3,976,004  12,788,739   16,898,999     83.3%
2f                    172,469,110   4,033,283   8,091,302   16,898,996     85.6%
2g                    173,947,079   4,077,764   6,568,852   16,898,994     86.3%


Precious Metals and Mining Fund
2a                     90,338,393   1,775,013   5,697,112    8,321,718     85.1%
2b                     89,548,119   2,225,835   6,036,560    8,321,721     84.4%
2c                     88,386,610   2,064,020   7,359,883    8,321,722     83.3%
2d                     88,318,725   2,175,115   7,316,675    8,321,720     83.2%
2e                     91,870,981   1,936,694   4,002,840    8,321,721     86.6%
2f                     92,204,024   2,160,349   3,446,140    8,321,722     86.9%
2g                     91,058,902   3,081,657   3,669,957    8,321,719     85.8%

REIT Index Fund
2a                    245,175,011   5,324,189   4,192,844   30,095,260     86.1%
2b                    242,279,392   5,982,504   6,428,547   30,096,861     85.1%
2c                    240,782,413   5,627,046   8,280,988   30,096,857     84.5%
2d                    241,209,974   5,737,958   7,744,113   30,095,259     84.7%
2e                    240,641,611   5,678,485   8,371,945   30,095,263     84.5%
2f                    243,656,578   5,712,283   5,323,182   30,095,261     85.6%
2g                    243,565,140   6,346,764   4,780,133   30,095,266     85.5%

Proposal 3 - Institute procedures to prevent holding investments in companies that, in the judgment of the board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights. The trustees recommended a vote against this proposal because it called for procedures that duplicate existing practices and procedures of the Vanguard funds.

                              For    Abstain     Against     Broker   Percentage
                                                          Non-Votes          For
Health Care Fund       28,323,289  5,906,193 150,360,063 16,903,145        14.1%

                              For    Abstain     Against     Broker   Percentage
                                                          Non-Votes          For
Precious Metals        14,729,424  3,285,886  79,795,203  8,321,722        13.9%
and Mining Fund
                              For    Abstain     Against     Broker   Percentage
                                                          Non-Votes          For
REIT Index Fund        35,113,066  9,174,865 210,360,878 30,138,495        12.3%